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                                                                Exhibit 23.1
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                        INDEPENDENT AUDITORS' CONSENT


Forever Enterprises, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-69267) pertaining to the Forever Enterprises, Inc. (f/k/a Lincoln Heritage Corporation) 1998 Long-Term Incentive Plan of our report dated March 28, 2002, with respect to the consolidated financial statements of Forever Enterprises, Inc. included in the Annual Report of Form 10-K for the year ended December 31, 2001 of Forever Enterprises, Inc.


/s/ Brown Smith Wallace, L.L.C.


St. Louis, Missouri
March 28, 2002